Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-8 (No. 333-234079) pertaining to the Powerfleet, Inc. 2018 Incentive Plan, I.D. Systems, Inc. 2015 Equity Compensation Plan, I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan and I.D. Systems, Inc. 2007 Equity Compensation Plan
(2)Registration Statement on Form S-8 (No. 333-234081) pertaining to the I.D. Systems, Inc. 401(k) Plan
(3)Registration Statement on Form S-8 (No. 333-258715) pertaining to the Powerfleet, Inc. 2018 Incentive Plan
(4)Registration Statement on Form S-8 (No. 333-263625) pertaining to certain stock option inducement awards
(5)Registration Statement on Form S-8 (No. 333-273885) pertaining to the Powerfleet, Inc. 2018 Incentive Plan and certain stock option inducement awards and
(6)Registration Statement on Form S-4 (No. 333-275648) of Powerfleet, Inc.
(7)Registration Statement on Form S-8 (No. 333-283615) pertaining to the Powerfleet, Inc. 2018 Incentive Plan
(8)Registration Statement on Form S-1 (No. 333-283536) of Powerfleet, Inc

of our report dated August 22, 2024, with respect to the consolidated financial statements of Powerfleet, Inc. included in this Form 10-K of Powerfleet, Inc. for the year ended March 31, 2025.

/s/ Ernst & Young LLP

Iselin, New Jersey
June 26, 2025